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Exhibit 10.19

                             ARBINET HOLDINGS, INC.

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

     (Sale by the Company of 5,059,986 shares of Series A-1 Preferred Stock and 3,216,150 shares of Series A-2 Preferred Stock

                      Aggregate Sale Price $12,000,000.76)

                                 April 15, 1999


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                                Table of Contents

                                                                           PAGE
                                                                           ----
1.0   BASIC TERMS OF PURCHASE AND SALE.................................     1
      1.1   Purchase and Sale of Series A Preferred Stock..............     1
      1.2   The Closings...............................................     2

2.0   REPRESENTATIOS AND WARRANTIES OF THE COMPANY.....................     2
      2.1   Organization, Good Standing and Qualification..............     3
      2.2   Capitalization.............................................     3
      2.3   Subsidiaries...............................................     4
      2.4   Authorization..............................................     4
      2.5   Governmental Consents......................................     4
      2.6   Permits....................................................     4
      2.7   Litigation.................................................     5
      2.8   Proprietary Information and Inventions Agreement...........     5
      2.9   Patents and Other Intangible Assets........................     5
      2.10  Manufacturing and Marketing Right..........................     5
      2.11  Compliance with Other Instruments..........................     6
      2.12  Agreements, Action.........................................     6
      2.13  Brokers or Finders; Other Offers...........................     7
      2.14  Disclosure.................................................     7
      2.15  No Conflict of Interest....................................     7
      2.16  Rights of Registration.....................................     7
      2.17  Private Placement..........................................     8
      2.18  Corporate Documents........................................     8
      2.19  Title to Property and Assets...............................     8
      2.20  Financial Statements.......................................     8
      2.21  Changes....................................................     8
      2.22  Employment Benefit Plans...................................     9
      2.23  Tax Returns and Payments...................................     9
      2.24  Insurance..................................................     9
      2.25  Labor Agreements and Actions...............................     9
      2.26  Environmental and Safety Laws..............................    10
      2.27  Year 2000 Compliance.......................................    10
      2.28  Minute Books...............................................    10
      2.29  Section 1202 of the Internal Revenue Code..................    10
      2.30  Section 897 of the Internal Revenue Code...................    11
      2.31  Use of Products............................................    11
      2.32  Board of Directors.........................................    12

3.0   REPRESENTATIONS AND WARRANTIES OF THE INVESTOR                12
      3.1   Authorization..............................................    12
      3.2   Purchase Entirely for Own Account..........................    12


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      3.3   Investment Experience......................................    12
      3.4   Restricted Securities......................................    12
      3.5   No Public Market...........................................    13
      3.6   Further Limitations on Disposition.........................    13
      3.7   Legends....................................................    13
      3.8   Accredited Investor........................................    14
      3.9   Brokers or Finders.........................................    14

4.0   CONDITIONS TO INVESTORS' OBLIGATIONS AT CLOSING               14
      4.1   Accuracy of Representations and Warranties.................    14
      4.2   Performance................................................    15
      4.3   Compliance Certificate.....................................    15
      4.4   Qualifications.............................................    15
      4.5   Proceedings and Documents..................................    15
      4.6   Opinion of Company Counsel.................................    15
      4.7   Board of Directors.........................................    15
      4.8   Investor Rights Agreement..................................    15
      4.9   Co-Sale Agreement..........................................    15
      4.10  Voting Agreement...........................................    15
      4.11  Management Rights Agreement................................    15
      4.12  Foundation Limited Partnership Certificate.................    15
      4.13  Secretary's Certificate....................................    16
      4.14  Restated Amendment.........................................    16
      4.15  Blue Sky Approvals.........................................    16

5.0   CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING            16
      5.1   Representations and Warranties True at Closing.............    16
      5.2   Qualifications.............................................    16
      5.3   Covenants..................................................    16
      5.4   Amended Rights Agreement...................................    16
      5.5   Co-Sale Agreement..........................................    16
      5.6   Voting Agreement...........................................    16
      5.7   Restated Amendment.........................................    16

6.0   AFFIRMATIVE COVENANTS OF THE COMPANY                          17
      6.1   Employee Agreements........................................    17
      6.2   Stock Option Plan..........................................    17

7.0   MISCELLANEOUS PROVISIONS                                      17
      7.1   Survival of Warranties.....................................    17
      7.2   Transfer of Successors and Assigns.........................    17
      7.3   Governing Law..............................................    17
      7.4   Counterparts...............................................    17
      7.5   Titles and Subtitles.......................................    17
      7.6   Notices....................................................    18



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      7.7   Expenses...................................................    18
      7.8   Attorneys' Fees............................................    18
      7.9   Amendments and Waivers.....................................    18
      7.10  Severability...............................................    18
      7.11  Delays or Omissions........................................    18
      7.12  Entire Agreement...........................................    19
      7.13  California Corporate Securities Law........................    19


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                                      SCHEDULE OF EXHIBITS

Designation   Description
-----------   -----------

Schedule I    Investors

Exhibit A     Company's Amended and Restated Articles of Incorporation

Exhibit B     Schedule of Exceptions

Exhibit C     Company's Stockholders

Exhibit D     Amended and Restated Investor Rights Agreement

Exhibit E     Co-Sale Agreement

Exhibit F     Voting Agreement

Exhibit G     Opinion of Paul, Hastings, Janofsky & Walker LLP

Exhibit H     Management Rights Agreement

Exhibit I     Foundation Limited Partner Certificate

Exhibit J     Employee Proprietary Information and Inventions Agreement


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                                ARBINET HOLDINGS, INC

                   SERIES A PREFERRED STOCK PURCHASE AGREEMENT

      THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 15 day of April, 1999, by and among Arbinet Holdings, Inc., a Delaware corporation (the "Company"), and each of the parties listed on
Schedule I attached hereto (individually, an "Investor" and collectively, the "Investors").

      WHEREAS, the Company desires to sell an aggregate of Five Million Fifty-Nine Thousand Nine Hundred Eighty-Six (5,059,986) of its authorized but unissued shares of Series A-1 Preferred Stock (the Series A-1 Preferred Stock") and Three Million Two Hundred Sixteen Thousand One Hundred Fifty (3,216,150) shares of its Series A-2 Preferred Stock (the "Series A-2 Preferred Stock" and, collectively with the Series A-1 Preferred Stock, the "Series A Preferred Stock" or the "Shares") to the Investors in two Closings (as defined below) for an aggregate cash consideration equal to Twelve Million Dollars and Seventy Six Cents ($12,000,000.76) in accordance with the terms hereof; and

      WHEREAS, the Investors desire to purchase the Shares from the Company at the aggregate purchase price set forth herein.

      IT IS HEREBY AGREED AS FOLLOWS:

1.0 Basic Terms of Purchase and Sale.

      1.1 Purchase and Sale of Series A Preferred Stock.

            (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined in Section 1.2 below) an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "Restated Certificate"). The rights, preferences and privileges of the Shares will be as provided in the Restated Certificate.

            (b) Subject to the terms and conditions of this Agreement, (i) each of the Investors agrees, severally and not jointly, to purchase from the Company at the Initial Closing (as defined in Section 1.2(a)), and the Company agrees to sell and issue to each of the Investors, that number of shares of Series A-1 Preferred Stock as is set forth opposite such Investor's name on Schedule I for cash equal to $1.1857742 per share, with the aggregate amount to be paid by each Investor being as stated on Schedule I opposite such Investor's name; and (ii) if, and only if, the Company achieves the Second Closing Milestone as described in Section 1.2(b), each of the Investors, severally and not jointly, agrees to purchase from the Company at the Second Closing (as defined in Section 1.2(b)), and the Company agrees to sell and issue to each of the Investors, that number of shares of Series A-2 Preferred Stock as is set forth opposite such Investor's name on Schedule II for cash equal to $1.8655846 per share, with the aggregate amount to be paid by each Investor being as stated on Schedule II opposite such Investor's name.


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The Company's agreements with each of the Investors are separate agreements, and the sale of the Shares to each of the Investors are separate sales.

      1.2 The Closings.

            (a) The Initial Closing. The first closing of the sale and purchase of Preferred Stock pursuant to this Agreement shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022-4692 on or about April 15, 1999, at 2 p.m., eastern standard time, or at such other time and place as the Company and each of the Investors may mutually agree (the "Initial Closing"). At the Initial Closing, the Company shall deliver to each Investor a certificate representing that number of the shares of Series A-1 Preferred Stock set forth on Schedule I opposite the name of such Investor against delivery to the Company by such Investor of a wire transfer of immediately available funds in the amount set forth opposite such Investor's name on Schedule I, or cancellation of indebtedness, or any combination thereof. If, at the Initial Closing, any of the conditions specified in Section 4 of this Agreement shall not have been fulfilled, each of the Investors shall, at its election, be relieved of all of its obligations under this Agreement.

            (b) The Second Closing. Upon the hiring by the Company of a Chief Executive Officer acceptable to Investors holding a majority in interest of the Shares on or before December 31, 1999 (which acceptance shall be evidenced by a written consent signed by holders of a majority in interest of the Shares) (the "Second Closing Milestone"), the Company shall deliver to each of the Investors a notice (the "Second Closing Notice") of the attainment of the Second Closing Milestone and specifying a date (the "Second Closing Date") for the closing (the "Second Closing"; the Initial Closing and the Second Closing are referred to individually as a "Closing" and collectively as the "Closings") of the purchase and sales of the number of shares of Series A-2 Preferred Stock listed on
Schedule II, which date shall not be less than five or more than 25 days following the date of delivery of the Second Closing Notice. The Second Closing shall take place at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022-4692. At the Second Closing, the Company shall deliver to each Investor a certificate representing that number of the shares of Series A-2 Preferred Stock to be acquired by such Investor registered in the name of the Investor (and set forth on Schedule II opposite the name of such Investor) against delivery to the Company by wire transfer of immediately available funds in the amount set forth opposite to such Investor's name on
Schedule II, or cancellation of indebtedness, or any combination thereof. If, at the Second Closing, any of the conditions specified in Section 4 of this Agreement shall not have been fulfilled, each of the Investors shall, at its election, be relieved of its then remaining obligations under this Agreement. Notwithstanding the foregoing, the Investors shall have no obligation to purchase the shares of Series A-2 Preferred Stock set forth on Schedule II if the Second Closing Milestone has not occurred on or before December 31, 1999.

2.0 Representations and Warranties of the Company.

The Company hereby represents and warrants to each Purchaser that, except as set forth on the Schedule of Exceptions attached hereto as Exhibit B, specifically identifying the relevant


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subsection hereof (which exceptions shall be deemed to be representations and warranties as if made hereunder), the following are true and correct:

      2.1 Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

      2.2 Capitalization. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

            (i) Preferred Stock. Forty Million (40,000,000) shares of Preferred Stock, of which Ten Million (10,000,000) shares have been designated Series A Preferred Stock Of the Series A Preferred Stock, Five Million Fifty Nine Thousand Nine Hundred Eighty-Six (5,059,986) shall have been designated Series A-1 Preferred Stock and Three Million Two Hundred Sixteen Thousand One Hundred Fifty (3,216,150) shall have been designated Series A-2 Preferred Stock. Five Million Fifty-Nine Thousand Nine Hundred Eighty-Six (5,059,986) shares of Series A-1 Preferred Stock shall be issued and outstanding immediately following the Initial Closing and, assuming the Second Closing occurs pursuant to Section 1.2
(b), Three Million Two Hundred Sixteen Thousand One Hundred Fifty (3,216,150) shares of Series A-2 Preferred Stock shall be issued and outstanding immediately following the Second Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate.

            (ii) Common Stock. Forty Million (40,000,000) shares of Common Stock, Five Million Four Hundred Seventy Eight Thousand Two Hundred Twenty Nine (5,478,229) shares of which shall be issued and outstanding as of the Closing.

            (iii) An accurate list of the Company's stockholders and their holdings is set forth in Exhibit C to this Agreement. All of the issued and outstanding shares of the Company as of the Closing are duly authorized, validly issued, fully paid and nonassessable and were issued in compliance with state and federal securities laws. Based in part upon the representations of the Investors in this Agreement and subject to the provisions of Section 2.5 below, the Shares (and the Common Stock issuable upon conversion thereof) have been issued or will be issued in compliance with all applicable federal and state securities laws.

            (iv) Except for (A) conversion privileges of the Series A Preferred Stock, and (B) options to purchase an aggregate of Four Million Nine Hundred Sixty Thousand Ninety Six (4,960,096) shares of Common Stock granted to present or former employees, officers, directors and consultants of the Company pursuant to the Company's stock option plan, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase, redemption or acquisition from the Company of any shares of its capital stock. The Company has, or will have prior to the Closing, reserved an additional Two Million Two Hundred Three Thousand Six Hundred Ninety Seven (2,203,697) shares of


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Common Stock for issuance, at the discretion of the Board of Directors, to employees, officers, directors, and consultants. Except as otherwise contemplated herein, the Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of the Company.

      2.3 Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

      2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors Rights Agreement in the form attached as Exhibit D (the "Rights Agreement"), the Co-Sale and Right of Repurchase Agreement in the form attached as Exhibit E (the "Co-Sale Agreement"), and the Voting Agreement in the form attached as Exhibit F (the "Voting Agreement"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Shares (and the Common Stock issuable upon conversion of the Shares) has been taken or will be taken prior to the Closing, and this Agreement, the Rights Agreement, the Co-Sale Agreement and the Voting Agreement constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (ii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable and will have the rights, preferences and privileges described in the Restated Certificate. The shares of Common Stock issuable upon conversion of the Shares have been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Restated Certificate will be validly issued, fully paid and nonassessable. The Shares (and the Common Stock issuable upon conversion thereof) will be free of any liens or encumbrances other than those created by or imposed upon the holders thereof through no action of the Company, and the Shares (and the Common Stock issuable upon conversion thereof) will be free of restrictions on transfer, other than the restrictions on transfer under this Agreement, the Rights Agreement and the Co-Sale Agreement and under the applicable state and federal securities laws.

      2.5 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Certificate with the Secretary of State of the State of Delaware and (ii) such filings as may be required under applicable state and federal securities laws, which filings will be timely filed within the applicable periods therefor.


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      2.6 Permits. The Company has all franchises, permits, licenses and any similar authority as necessary for the conduct of its business as now being conducted by it, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in material default under any of such franchises, permits, licenses or other similar authority.

      2.7 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or, to the Company's knowledge, threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company currently intends to initiate.

      2.8 Proprietary Information and Inventions Agreement. Each current and prior employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information with provisions addressing confidentiality and corporate ownership of inventions in the form provided to counsel for the Investors. The Company is not aware that any parties are in violation thereof.

      2.9 Patents and Other Intangible Assets. The Company owns or possesses sufficient legal rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement with the rights of, others. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other person or entity, nor is the Company aware that there is any basis for the foregoing. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree of order of any court or administrative agency, that would interfere with the use of such employees' best efforts to promote the interest of the Company or that would conflict with the Company's business as conducted or as proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company as currently conducted, nor the conduct of the Company's business as conducted or as proposed to be conducted, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.


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      2.10 Manufacturing and Marketing Right. The Company has not granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

      2.11  Compliance with Other Instruments.

            (a) The Company is not in violation or default of any provisions of its Restated Certificate or Bylaws or in any material respect of any instrument, contract, indenture or agreement to which it is a party or by which it is bound (each a "Contract") or, of any federal or state judgment, order, writ, decree, statute, rule or regulation applicable to the Company. To the best of the Company's knowledge, all parties having contracts and commitments with the Company are in compliance therewith in all material respects. The execution, delivery and performance of this Agreement, the Rights Agreement, the Co-Sale Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

            (b) The Company has materially complied with all Contracts and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any Contract.

      2.12  Agreements, Action.

            (a) Except for agreements explicitly contemplated hereby and except for employment agreements of employees of the Company earning less than $100,000 per year, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations of, or payments to, the Company in excess of $50,000, (ii) obligations that have a duration of greater than one year, or
(iii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company.

            (b) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) other than as set forth on the face of the Financial Statements (as defined below), incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $50,000 or in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

            (c) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Certificate or Bylaws,


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that materially adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

            (d) The Company has not engaged in the past six (6) months in any material discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.

      2.13 Brokers or Finders: Other Offers. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

      2.14 Disclosure. To the best knowledge of its knowledge, the Company has fully provided the Investors or their representatives with all the information which the Investors have requested for deciding whether to acquire the Shares and all information which the Company believes is reasonably necessary to enable the Investors to make such a decision, including certain of the Company's projections describing its proposed business (collectively, the "Business Plan"). No representation or warranty of the Company contained in the exhibits to this Agreement or the Business Plan contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan and the financial projections contained in the Business Plan were prepared in good faith; provided, however, that the Company does not represent or warrant that it will achieve such financial projections.

      2.15 No Conflict of Interest. Except as described in the Financial Statements (as defined below), the Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business. None of the Company's officers or directors, or any members of their immediate families, are indebted to the Company or, to the best of the Company's knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own up to 1% of the outstanding stock in publicly traded companies which may compete with the Company. To the best of the Company's knowledge, no officer or director or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnity of any indebtedness of any other person, firm or corporation.


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      2.16 Rights of Registration. Except as contemplated in the Rights
Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

      2.17 Private Placement. Subject in part to the truth and accuracy of each Investor's representations set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

      2.18 Corporate Documents. The Bylaws of the Company are in the form provided to the Investors.

      2.19 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any material liens, claims or encumbrances.

      2.20 Financial Statements. The Company has delivered to the Investors its audited financial statements (including balance sheet and profit and loss statement) for the period ended December 31, 1998, as well as its unaudited balance sheet for the seventy-four day period ended March 15, 1999 (collectively referred to as the "Financial Statements"). The Financial Statements have been compiled on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 15, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.

      2.21 Changes. Since March 15, 1999, there has not been:

            (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, individually or in the aggregate, materially adverse;

            (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);


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            (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

            (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

            (e) any material change to a Contract;

            (f) any change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

            (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

            (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such officers or employees;

            (i) receipt of notice that there has been a loss of, or order cancellation by, any major customer of the Company;

            (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its properties or assets, except liens for taxes not yet due or payable;

            (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances made in the ordinary course of its business;

            (1) any declaration, setting aside or payment or other distribution in respect to any of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company; or

            (m) any arrangement or commitment by the Company to do any of the above items described in this Section 2.2 1.

      2.22 Employment Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

      2.23 Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

      2.24 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount to allow it to replace any of its properties that might be damaged or destroyed.

      2.25 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, prospects, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing.

      2.26 Environmental and Safety Laws. To the Company's knowledge, it is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety which would have a material adverse effect on its employees, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

      2.27 Year 2000 Compliance. The Company's computer software, including, without limitation, any software incorporated or imbedded in any product or specification used or offered by the Company or proposed for use or sale by the Company, and including, to the Company's knowledge, software the Company licenses from third parties, is Millennium Compliant. As used in this Agreement, "Millennium Compliant" means the ability of the software to provide the following functions: (a) consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing date output, and performing calculations on dates or portions of dates; (b) function accurately in accordance with its specifications and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century (defined for purposes of this paragraph as commencing at 12:00 A.M., January 1, 2000); (c) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century.

      2.28 Minute Books. The copy of the minute books of the Company provided to the counsel for the Investors contains minutes of all material meetings of directors and stockholders and all material actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

      2.29 Section 1202 of the Internal Revenue Code. The capital stock issuable hereunder will constitute "qualified small business stock" within the meaning of
Section 1202 of the Internal Revenue Code of 1986, as amended (the "Code"), as of the date of issuance and the Company hereby represents and warrants that it shall continue to do the following:

            (a) use its best efforts to comply with the reporting and record keeping requirements of Section 1202 of the Code and any regulations promulgated thereunder; and

            (b) use its best efforts to provide the Investors with notice at least ten (10) business days prior to taking any of the following actions:

                  (i) Within the two-year period ending one year from the date hereof, purchase an amount of its own stock (within the meaning of Section 1202(c)(3) of the Code) having an aggregate value at the time(s) of purchase exceeding five percent of the aggregate value of all of its outstanding stock determined as of the start of such period;

                  (ii) Conduct any of the following businesses (as defined for purposes of Section 1202(e)(3) of the Code):

                        (A) any business involving the performance of services in the fields of law, accounting, actuarial science, performing arts, athletics, or brokerage services;

                        (B) any banking or insurance business;

                        (C) any farming business (including the business of raising or harvesting trees);

                        (D) any business involving the production or extraction of natural resources with respect to which a deduction is allowable under
Section 613 or 613A of the Code;

                        (E) any business of operating a hotel, motel, restaurant or similar establishment;

                  (iii) Permit more than 10 percent of the value of its assets to consist of stock issued by other companies (other than stock of companies that qualify as subsidiaries of the Company within the meaning of Section 1202(e)(5) of the Code or stock that is held as working capital or reasonably expected to be sold within two years to finance research and experimentation within the meaning of Section 1202(e)(6) of the Code);

                  (iv) Permit more than 10 percent of the value of its assets to consist of real property which is not used in the active conduct of a qualified trade or business within the meaning of Section 1202(e)(7) of the Code; or

                  (v) Make an election under Section 936 of the Code (relating to the Puerto Rico and possessions tax credit) or permit a subsidiary to make such an election.

      2.30 Section 897 of the Internal Revenue. The Company is not a U.S. Real Property Holding Company as defined in Section 897 of the Code.

      2.31 Use of Proceeds. The proceeds of the financing contemplated herein shall be used for general corporate and working capital purposes.

      2.32 Board of Directors. As of the Initial Closing the Bylaws of the Company shall provide that the number of members of the Board of Directors of the Company is seven (7). As of the Initial Closing, the Board of Directors of the Company shall be comprised of Roland Van der Meer, Doug Alexander, Alex Mashinsky, Robert Stavis and Rachelle Rees McCarthy, and there shall be two (2) vacancies, which shall be filled by designees mutually acceptable to the holders of the Common Stock and the holders of Series A Preferred Stock, voting together as a single class.

3.0 Representations and Warranties of the Investor.

      Each Investor, severally and not jointly, hereby represents and warrants to the Company as follows:

      3.1 Authorization. This Agreement, the Rights Agreement, the Co-Sale Agreement and the Voting Agreement, when executed and delivered by such Purchaser, will each constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratoriums, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors rights generally, as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Rights Agreement may be limited by applicable federal or state securities laws.

      3.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Shares (and Common Stock issuable upon conversion thereof) to be acquired by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares (or the Common Stock issuable upon conversion thereof). The Investor represents that it has full power and authority to enter into, execute, deliver and perform this Agreement.

      3.3 Investment Experience. The Investor understands that the Shares (and the Common Stock issuable upon conversion thereof) have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor's representations as expressed herein. The Investor has not been formed for the specific purpose of acquiring the Shares (or the Common Stock issuable upon conversion thereof).

      3.4 Restricted Securities. The Investor understands that the Shares (and the Common Stock issuable upon conversion thereof) are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares (and the Common Stock issuable upon conversion thereof) may be resold without registration under the Securities Act only in certain limited circumstances. The Investor acknowledges that the Shares (and the Common Stock issuable upon conversion thereof) must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

      3.5 No Public Market. The Investor understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Shares or the underlying Common Stock and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

      3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the Investor further agrees not to make any disposition of all or any portion of the Shares (or the Common Stock issuable upon conversion thereof) unless and until:

            (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

            (b) (i) The Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act.

            (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by the Investor to a constituent stockholder, member or partner (including any constituent of a constituent) of the

Investor, if the transferee or transferees agree in writing to be subject to the terms hereof to the same extent as if they were the Investor hereunder.

      3.7 Legends. The Investor understands that the Shares (and the Common Stock issuable upon conversion thereof), and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

                  (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  (b) Any legend required by the laws of the State of New York.

                  (c) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

      A certificate shall not bear such legends if in the opinion of counsel satisfactory to the Company (it being agreed that Paul, Hastings, Janofsky & Walker LLP or Wise & Shepard LLP shall be satisfactory) the securities represented thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

      3.8 Accredited Investor. The Investor is an accredited investor as defined in Rule 501 (a) of Regulation D promulgated under the Act.

      3.9 Brokers or Finders. Except as disclosed in the Schedule of Exceptions, the Company will not incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

4.0 Conditions to Investors' Obligations at Closing.

      The obligations of each of the Investors under this Agreement are subject to the fulfillment, or the waiver by each of the Investors, of the conditions set forth in this Section 4 on or before each respective Closing, provided that the satisfaction of the conditions described in Section 4.8, Section 4.9 and
Section 4.10 shall be satisfied for all Closings if satisfied at the Initial Closing and the agreements referenced in such sections has not been amended or terminated prior to the Second Closing, and the parties need not execute separate additional documents for the Second Closing as called for in Sections 4.8, 4.9 and 4.10.

      4.1 Accuracy of Representations and Warranties. Each representation and warranty of the Company contained in this Agreement shall be true in all material respects on and as of each Closing with the same effect as though such representation and warranty had been made on and as of that date. Immediately prior to each respective Closing, the Company shall provide each of the Investors with a new Disclosure Schedule, updated for each such Closing, provided that, the obligation set forth in the preceding sentence with respect to the accuracy of the representations and warranties of the Company as of each Closing shall, for all Closings, be based solely on the Disclosure Schedule, if any, provided to the Investors at or prior to the execution of this Agreement.

      4.2 Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the respective Closing.

      4.3 Compliance Certificate. The President of the Company shall deliver to the Investors at each of the Closings a certificate certifying that the conditions specified in Sections 4. 1 and 4.2 have been fulfilled.

      4.4 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of each of the Closings.

      4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at each Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investor' counsel, and the Investors' counsel shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

      4.6 Opinion of Company Counsel. The Investors shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, an opinion, dated as of each of the Closings, in the form of Exhibit G.

      4.7 Board of Directors. The Company's Bylaws shall reflect that the size of the Board of Directors of the Company and shall be set at seven (7). As of the Initial Closing, the Board of Directors of the Company shall be comprised of Roland Van der Meer, Doug Alexander, Alex Mashinsky, Robert Stavis and Rachelle Rees McCarthy, and there shall be two (2) vacancies, which shall be filled by designees mutually acceptable to the holders of the Common Stock and the holders of the Series A Preferred Stock, voting together as a single class.

      4.8 Investor Rights Agreement. The Company shall have executed and delivered the Rights Agreement.

      4.9 Co-Sale Agreement. The Company and Alex Mashinsky shall have executed and delivered the Co-Sale Agreement.

      4.10 Voting Agreement. The Company and Alex Mashinsky shall have executed and delivered the Voting Agreement.

      4.11 Management Rights Agreement. The Company shall have executed and delivered the Management Rights Letter in the form of Exhibit H.

      4.12 Foundation Limited Partner Certificate. The Company shall have executed and delivered the Foundation Limited Partner Certificate in the form of
Exhibit I.

      4.13 Secretary's Certificate. The Company's Secretary shall have delivered to the Investor a certificate dated as of the Initial Closing or the Second Closing, as the case may be, and signed by the Secretary certifying the Board of Directors and stockholder resolutions approving the transactions contemplated by this Agreement and true and correct copies of the Restated Certificate and the Company's bylaws.

      4.14 Restated Amendment. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

      4.15 Blue Sky Approvals. The Company shall have received all requisite approvals, if any, of the securities authorities of each jurisdiction in which such approval is required, and such approvals shall be in full force and effect on and as of the Initial Closing or the Second Closing, as the case may be.

5.0 Conditions of the Company's Obligations at Closing.

      The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment, or waiver by the Company, of the each of the following conditions on or before each respective Closing.

      5.1 Representations and Warranties True at Closing. The representations and warranties of the Investors contained in Section 3 hereof shall be true in all material respects on and as of each Closing with the same effect as though said representations and warranties had been made on and as of that date.

      5.2 Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of each respective Closing.

      5.3 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Investors on or prior to each respective Closing shall have been performed or complied with in all material respects.

      5.4 Amended Rights Agreement. Each Investor shall have executed and delivered the Rights Agreement.

      5.5 Co-Sale Agreement. Each Investor shall have executed and delivered the Co-Sale Agreement.

      5.6 Voting Agreement. Each Investor shall have executed and delivered the Voting Agreement.

      5.7 Restated Amendment. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.

6.0 Affirmative Covenants of the Company.

      The Company hereby covenants and agrees as follows:

      6.1 Employee Agreements. For so long as the Investors own any of the Shares, all employees of the Company shall enter into a proprietary information and assignment of inventions agreement, substantially in the form attached hereto as Exhibit J.

      6.2 Stock Option Plan. Promptly and in any case within thirty (30) days after the Initial Closing, the Board of Directors of the Company shall unconditionally and forever waive Section 3.7 of the Arbinet Holdings, Inc. 1997 Stock Incentive Plan (the "Plan"), and the Company shall not permit to exist, without the prior written consent of the holders of a majority in interest of the shares of the Series A Preferred Stock then outstanding, any agreement or other arrangement providing for the acceleration of the vesting of stock options granted under the Plan (other than options granted to Alex Mashinsky) or any similar plan based upon the happening of certain events or otherwise. This
Section 6.2 shall survive the execution and delivery of this Agreement.

7.0 Miscellaneous Provisions.

      7.1 Survival of Warranties. Except for the covenants in Section 2.29 and
Section 6.1 which shall survive the Closing, unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Initial Closing for a period of one (1) year following the Initial Closing.

      7.2 Transfer of Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Notwithstanding any other provision of this Agreement to the contrary, the rights and obligations of this Agreement may be expressly transferred to any affiliate of an Investor.

      7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, without regard to its conflict of laws rules or provisions.

      7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      7.6 Notices.

            (a) All notices, requests, demands and other communications under this Agreement or (i) in connection herewith shall be given to or made upon (i) the Investors at each such Investors address set forth on Schedule I with a copy to Wise & Shepard LLP, 3030 Hansen Way, Suite 100, Palo Alto, California 94304-1006, attention: Jerrold F. Petruzzelli; and (ii) the Company at 226 East 54th Street, 2nd Floor, New York, NY 10022, attention: Chief Executive Officer, with a copy to Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022-4697, attention: Neil Torpey.

            (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by facsimile with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

            (c) Any party may, by written notice to the Company, alter its address or respondent, and such notice shall be considered to have been given three (3) days after the airmailing or taxing thereof

      7.7 Expenses. Each of the Company and the Investors shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby; however, the Company will pay at the Closing and out of the proceeds received hereunder, the reasonable fees and expenses of one special counsel to the Investors, in an amount not to exceed $15,000.

      7.8 Attorneys' Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the Investors Rights Agreement, the Co-Sale Agreement, the Voting Agreement or the Restated Certificate the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled as determined by such court, equity or arbitration proceeding.

      7.9 Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Shares. Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon each of the Investors and each transferee of the Shares (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

      7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      7.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Shares, upon any breach or default of the Company under this Agreement shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder shall be cumulative and not alternative.

      7.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

      7.13 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED OR SUCH EXEMPTION BEING AVAILABLE.

      IN WITNESS WHEREOF, the parties hereto have executed this Series A Preferred Stock Purchase Agreement with the intent and agreement that the same shall be effective as of the day and year first above written.


COMPANY:                         ARBINET HOLDINGS, INC.

                                 By: /s/ Alex Mashinsky
                                     -----------------------------

                                 Title: Chairman

                                 Address:


INVESTORS:                       COMMUNICATIONS VENTURES III, L.P.

                                 /s/ Roland Van der Meer
                                 -----------------------------
                                 By:    Roland Van der Meer
                                 Title: Managing Member


                                 COMMUNICATIONS VENTURES III CEO &
                                 ENTREPRENEURS' FUND, L.P.

                                /s/ Roland Van der Meer
                                -----------------------------
                                 By:    Roland Van der Meer
                                 Title: Managing Member


                                 INTERNET CAPITAL GROUP, INC.

                                 /s/ Douglas A. Alexander
                                 -----------------------------
                                 By:    Douglas A. Alexander
                                 Title: Managing Director

                                 BEDROCK CAPITAL PARTNERS I, L.P.

                                 By:  BEDROCK GENERAL PARTNER I, LLC

                                 /s/ David J. Duval
                                  -----------------------------
                                 By:    David J. Duval
                                 Title: Managing Member


                                 VBW EMPLOYEE BEDROCK FUND, L.P.

                                 By:  BEDROCK GENERAL PARTNER I, LLC

                                 /s/ David J. Duval
                                 ------------------------------
                                 By:    David J. Duval
                                 Title: Managing Member


                                 CREDIT SUISSE FIRST BOSTON BEDROCK FUND, L.P.

                                 By:  BEDROCK GENERAL PARTNER I, LLC
                                 Title:  Its Attorney in Fact

                                 /s/ David J. Duval
                                 -------------------------------
                                 By:    David J. Duval
                                 Title: Managing Member

86251v6
NY/241099.1
                                   SCHEDULE I

                                 INITIAL CLOSING

            Investors                      Shares      Purchase Price

---------------------------------------------------------------------
Communications Ventures III, L.P.         1,606,345    $1,904,762.46

---------------------------------------------------------------------
Communications Ventures III CEO &            80,317       $95,237.83
Entrepreneurs' Fund, L.P.

---------------------------------------------------------------------
Internet Capital Group, Inc.              1,686,662    $2,000,000.28

---------------------------------------------------------------------
Bedrock Capital Partners I, L.P.          1,566,386    $1,857,380.11

---------------------------------------------------------------------
VBW Employee Bedrock Fund, L.P.              54,648       $64,800.19

---------------------------------------------------------------------
Credit Suisse First Boston                   65,628       $77,819.99
Bedrock Rund, L.P.

---------------------------------------------------------------------
Totals                                    5,059,986    $6,000,000.85

                                   SCHEDULE II

                                 SECOND CLOSING

            Investors                      Shares     Purchase Price

---------------------------------------------------------------------
Communications Ventures III, L.P.         1,021,000    $1,904,761.88

---------------------------------------------------------------------
Communications Ventures III CEO &            51,050       $95,238.09
Entrepreneurs' Fund, L.P.

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Internet Capital Group, Inc.              1,072,050    $1,999,999.97

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Bedrock Capital Partners I, L.P.            995,602    $1,857,379.97

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VBW Employee Bedrock Fund, L.P.              34,734       $64,800.00

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Credit Suisse First Boston                   41,713       $77,820.00
Bedrock Rund, L.P.

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Totals                                    3,216,150    $5,999,999.91

                                    EXHIBIT A

                         COMPANY'S AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                    EXHIBIT B

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                             COMPANY'S STOCKHOLDERS

                                    EXHIBIT D

                      AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

                                    EXHIBIT E

                                CO-SALE AGREEMENT

                                    EXHIBIT F

                                VOTING AGREEMENT

                                    EXHIBIT G

                     OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER LLP

                                    EXHIBIT H

                           MANAGEMENT RIGHTS AGREEMENT

                                    EXHIBIT I

                     FOUNDATION LIMITED PARTNERS CERTIFICATE

                                    EXHIBIT J

                        EMPLOYEE PROPRIETARY INFORMATION
                                       AND
                              INVENTIONS AGREEMENT